Exhibit 99.1

FOR IMMEDIATE RELEASE	October 20, 2005

Contacts:
Donald Clarke EVP and Chief Financial Officer 301-296-2711 dclarke@visualnetworks.com	David Peikin Director of Marketing and Corporate Communications 301-296-2262 dpeikin@visualnetworks.com
Visual Networks Reports Third Quarter Results
Rockville, MD — Visual Networks, Inc.® (Nasdaq: VNWK) today reported financial results for the third fiscal quarter ended September 30, 2005.
Revenue for the third quarter was $11.6 million, an increase of 2 percent from $11.4 million reported in the second quarter and a decrease of 16 percent compared with $13.8 million reported in the prior year’s third quarter. The company reported net income of $691,000, or $0.02 per share, compared with a net loss of $1.2 million, or $0.03 per share, in the second quarter, and net income of $246,000 or $0.01 per share, in the previous year’s third quarter. The company took a one-time litigation charge of $725,000, or $0.02 per share, pursuant to a complete settlement agreement with Paradyne Corporation and Zhone Technologies, Inc.
The company exited the quarter with $10.3 million in cash and cash equivalents. Accounts receivable of $7.9 million at September 30, 2005 represented 63 days sales outstanding.
“We are pleased with our third quarter performance, as revenue from our Ethernet appliances doubled from the previous quarter and our application performance management software modules continued to see strong demand,” said Larry Barker, President and CEO of Visual Networks. “The solid market adoption of our new technologies positions us for growth as four of our major service provider channels — AT&T, SBC, MCI and Verizon — enter the final phases of their merger processes.”
Third Quarter Highlights:
•	Added over 20 new enterprise customers;

•	Recorded approximately 25 percent of quarterly revenues from sales of newest products — Ethernet appliances and application performance management and Voice over Internet Protocol (VoIP) software modules;

•	Returned to profitability;

•	Hired Daniel Kim as director of sales for new Asia/Pacific operations;

•	Announced forthcoming release of Select Bandwidth Manager for Citrix Presentation Server which provides granular visibility into Citrix application protocols;

•	Launched VoIP Planner, new synthetic call generation solution for VoIP;

•	Introduced VoIP Advisor product bundle for distribution by our VAR partners;

•	Passed our ISO 9001 Surveillance Audit;

•	Raised $10 million in a private placement;

•	Settled outstanding IP litigation via agreement with Paradyne Corporation and Zhone Technologies, Inc; and

•	Addressed nearly 300 prospective customers at events in Chicago and Philadelphia as presenting sponsor of Network World’s VoIP technology tour.

Future Expectations
The company expects fourth quarter revenue to be in the range of $12.0 to $13.0 million and EPS to be in the range of $0.02 and $0.04.
Broadcast of Third Quarter Results
Visual Networks’ management will host a discussion of this afternoon’s announcement with investors and financial analysts today, Thursday, October 20, 2005 at 4:45 p.m. (EDT). To participate in the teleconference, please dial 617.614.4925 and enter passcode 20656386. A live web cast of the call will also be available at http://www.visualnetworks.com/news.
For those unable to listen to the live call, a replay will be available from 6:45 PM EDT on October 20, 2005 until 6:45 p.m. EDT on October 22, 2005 by dialing 617-801-6888 and entering passcode 93791602. An archive of the call will be available online shortly following the conclusion of the live call on Visual Networks’ Web site at http://www.visualnetworks.com/news.
About Visual Networks
Visual Networks, Inc. (Nasdaq: VNWK) is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery and performance of key applications such as Voice over IP (VoIP) across their infrastructures. Visual Networks’ products increase application and network availability, optimize the use of bandwidth across the network, and reduce operating costs across traditional and IP-based infrastructures. For more information, visit http://www.visualnetworks.com.
Note to Investors
This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements. Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with market acceptance of Visual UpTime Select, fluctuations in IT budgets and spending, issues related to the Company’s distribution channels , rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, its dependence upon sole and limited source suppliers and fluctuations in component pricing and availability, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K.

Visual Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
Revenue	$13,817	$11,572	$38,481	$32,574
Cost of revenue	4,284	3,393	11,609	9,867

Gross profit	9,533	8,179	26,872	22,707

Operating expenses:
Research and development	2,378	2,045	7,439	6,790
Sales and marketing	4,054	3,982	11,826	11,947
General and administrative	2,560	1,917	7,012	5,817
Restructuring	—	—	—	716

Total operating expenses	8,992	7,944	26,277	25,270

Income (loss) from operations	541	235	595	(2,563)
Other income (expense)	—	(125)	(262)	(672)
Settlement of litigation	—	(725)	—	(725)
Gain on derivative liability	—	1,931	—	1,931
Interest expense, net	(295)	(625)	(991)	(1,144)

Net income (loss)	$246	$691	$(658)	$(3,173)

Basic and diluted income (loss) per share	$0.01	$0.02	$(0.02)	$(0.09)

Visual Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	September 30,
	2004	2005
Assets

Current assets:
Cash and cash equivalents	$11,317	$10,292
Accounts receivable, net	9,335	7,921
Inventory	3,822	3,000
Other current assets	940	566

Total current assets	25,414	21,779
Property and equipment, net	2,001	1,420

Total assets	$27,415	$23,199

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued expenses	$9,341	$8,423
Convertible debentures, net of unamortized debt discount	8,163	—
Deferred revenue	3,388	1,769

Total current liabilities	20,892	10,192
Long-term debt, net	—	8,187

Total liabilities	20,892	18,379
Stockholders’ equity	6,523	4,820

Total liabilities and stockholders’ equity	$27,415	$23,199

Visual Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
Cash Flows from Operating Activities:
Net income (loss)	$246	$691	$(658)	$(3,173)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	319	297	1,063	968
Bad debt expense	58	(61)	52	(51)
Deferred compensation expense	33	33	154	99
Non-cash interest expense	218	139	718	536
Gain on derivative liability	—	(1,931)	—	(1,931)
Early extinguishment of debt	—	125	262	672
Changes in assets and liabilities:
Accounts receivable	(2,054)	1,238	(4,358)	1,465
Inventory	(1,152)	331	189	822
Other assets	42	417	(587)	120
Accounts payable and accrued expenses	1,133	1,401	1,297	(916)
Deferred revenue	(209)	(571)	(1,240)	(1,619)

Net cash provided by (used in) operating activities	(1,366)	2,109	(3,108)	(3,008)

Cash Flows from Investing Activities:
Net sales of short term investments	528	—	1,530	—
Expenditures for property and equipment	(340)	(134)	(762)	(387)

Net cash provided by (used in) investing activities	188	(134)	768	(387)

Cash Flows from Financing Activities:
Repayment of convertible debentures	—	(2,000)	(1,500)	(9,000)
Repayment of short-term debt	—	(4,000)	—	—
Proceeds from long-term debt	—	10,000	—	10,000
Exercise of stock options and issuance of common stock under employee stock purchase plan	140	23	686	1,370

Net cash provided by (used in) financing activities	140	4,023	(814)	2,370

Net increase (decrease) in Cash and Cash Equivalents	(1,038)	5,998	(3,154)	(1,025)
Cash and Cash Equivalents, Beginning of Period	13,555	4,294	15,671	11,317

Cash and Cash Equivalents, End of Period	$12,517	$10,292	$12,517	$10,292

Visual Networks, Inc.
Additional Financial Information
     The following presents additional financial information about Visual Networks for the three months ended December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 respectively (dollars in thousands).

	12/31/04	3/31/05	6/30/05	9/30/05
Days Sales Outstanding Calculation:

Days sales outstanding (“DSOs”) are calculated as follows:

Accounts Receivable	$9,335	$6,356	$9,098	$7,921

Quarterly sales/Days in quarter	$14,162/92	$9,564/90	$11,438/91	$11,572/92

Days sales outstanding	60.6	59.8	72.4	63.0

Inventory Turns Calculation:

Inventory turns are calculated as follows:

Days in year	366	365	365	365

Inventory/(Quarterly COGS/Days in quarter)	$3,822/($4,271/92)	$4,024/($3,399/90)	$3,331/($3,075/91)	$3,000/($3,339/92)

Inventory turns	4.4	3.4	3.7	4.4

Employees:

Research and development	57	57	44	46
Sales and marketing	62	68	61	59
Manufacturing and customer service	12	11	9	9
General and administrative	28	27	15	15

Total Employees	159	163	129	129

Revenue:
Uptime:
Classic	$1,899	$883	$53	$—
Select	11,385	8,338	11,022	11,235
IP Insight	857	338	354	324
Royalties	20	5	9	13

Total	$14,161	$9,564	$11,438	$11,572

Revenue:
Hardware	$5,853	$4,508	$3,990	$5,337
Software	6,026	3,129	5,413	4,197
Services	2,282	1,927	2,035	2,038

Total	$14,161	$9,564	$11,438	$11,572

Visual Networks, Inc.
Additional Financial Information (continued)
     The following presents additional financial information about Visual Networks for the three months ended December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, respectively (in thousands, except per share data).

	12/31/04	3/31/05	6/30/05	9/30/05
Common stock outstanding	33,982	34,492	34,656	34,676

Weighted average share calculations:
Basic weighted average shares outstanding	33,546	34,241	34,607	34,784

Effect of dilutive securities:
Employee stock options	2,441	—	—	374
Diluted weighted average shares outstanding	35,987	34,241	34,607	35,158

Net income (loss)	$673	$(2,695)	$(1,169)	$691

Basic income (loss) per share	$0.02	$(0.08)	$(0.03)	$0.02

Diluted income (loss) per share	$0.02	$(0.08)	$(0.03)	$0.02